Exhibit 99.1

SolarWinds Announces Second Quarter 2019 Results
AUSTIN, Texas - August 1, 2019- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its second quarter ended June 30, 2019.
On a GAAP basis, reflecting our adoption of the new standard ASC 606 effective January 1, 2019:

•	Total revenue for the second quarter of $228.7 million, representing 13.4% growth on a reported basis.

•	Total recurring revenue for the second quarter of $189.6 million, representing 15.6% growth on a reported basis. Total recurring revenue includes:

◦	Maintenance revenue for the second quarter of $110.8 million, representing 12.2% growth on a reported basis.

◦	Subscription revenue for the second quarter of $78.8 million, representing 20.8% growth on a reported basis.

•	Net loss for the second quarter of $2.1 million.
On a non-GAAP basis:

•	Non-GAAP total revenue for the second quarter of $230.6 million, representing 13.7% year-over-year growth and 15.4% year-over-year growth on a constant currency basis.

•
Non-GAAP total recurring revenue for the second quarter of $191.4 million, representing 15.9% year-over-year growth and 17.8% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:

◦	Non-GAAP maintenance revenue for the second quarter of $110.8 million, representing 11.3% growth on a reported basis.

◦	Non-GAAP subscription revenue for the second quarter of $80.6 million, representing 22.9% growth on a reported basis.

•	Adjusted EBITDA for the second quarter of $110.9 million, representing a margin of 48.1% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results including adjustments for the impact of ASC 606, please see the tables below.

“We are very pleased with our second quarter performance. We accelerated our top- and bottom-line growth, that resulted in total non-GAAP revenue and Adjusted EBITDA results that were well above our outlook,” said Kevin Thompson, SolarWinds' President & Chief Executive Officer. “We also began to attack the opportunity we now have within the IT service management space following the close of the Samanage acquisition during the second quarter and we are excited about the additional avenue of growth this opens up for us.”

“In addition to our strong quarter of revenue growth, we expanded our Adjusted EBITDA margin despite the dilutive impact of the Samanage acquisition. We were able to drive this margin improvement while also increasing our percentage of total non-GAAP revenue coming from non-GAAP subscription revenue to 35% and our percentage of total non-GAAP recurring revenue to 83%. We believe that this reflects the power of our business model and its inherent efficiencies and leverage.” said Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer.

Additional highlights for the second quarter of 2019 include:

•
SolarWinds introduced SolarWinds Service Desk (SWSD), making IT service management (ITSM) accessible to companies of all sizes through the availability of affordable and easy to use service desk software that helps them address the mounting pressures associated with digital business transformation and process automation. SWSD is based on technology acquired from Samanage during the second quarter.

•
SolarWinds announced the launch of SolarWinds Security Event Manager (SEM), a simple, powerful, and affordable SIEM solution designed to help IT security professional strengthen their security posture by providing increased visibility into cyber-security activity. SEM, which replaces SolarWinds Log & Event Manager, can be used to collect and normalize event logs generated across on-premises networks and systems into a central location, detect and protect against advanced cyber-threats, respond to cyber-incidents with unique user-defined actions, and help demonstrate regulatory and industry compliance.

•	SolarWinds announced the launch of SolarWinds Passportal suite, a unified set of password management and privileged client knowledge management tools, adding to its IT security product portfolio.
Balance Sheet
At June 30, 2019, total cash and cash equivalents were $155.3 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of August 1, 2019, SolarWinds is providing its financial outlook for the third quarter of 2019 and full year 2019. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share, for the third quarter of 2019 and for the full year 2019. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization and costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Third Quarter of 2019
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2019 under ASC 606:

•
Non-GAAP total revenue in the range of $241.5 to $246.0 million, representing growth over the third quarter of 2018 non-GAAP total revenue of 13% to 15%, or 14% to 16% on a constant currency basis assuming the same average foreign currency exchange rates as those in the third quarter of 2018.

•	Adjusted EBITDA in the range of $112.0 to $113.5 million, representing approximately 46% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.19 to $0.20.

•	Weighted average outstanding diluted shares of approximately 311.5 million.
Financial Outlook for Full Year 2019
SolarWinds’ management currently expects to achieve the following results for the full year 2019 under ASC 606:

•
Non-GAAP total revenue in the range of $938.0 to $950.0 million, representing growth over 2018 non-GAAP revenue of 12% to 14%, or 13% to 15% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2018.

•	Adjusted EBITDA in the range of $450.0 to $453.0 million, representing approximately 48% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.81 to $0.82.

•	Weighted average outstanding diluted shares of approximately 311.7 million.

Additional details on our outlook will be provided on the conference call.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and its business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (866) 393-4306 and internationally at +1 (734) 385-2616. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year 2019 and our market opportunities. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (b) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers; (c) any decline in our renewal or net retention rates; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively, including our integration of the Samanage acquisition; (e) risks associated with our international operations; (f) our status as a controlled company; (g) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (h) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (j) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2018 filed on February 25, 2019 and the Form 10-Q that SolarWinds anticipates filing on or before August 14, 2019. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Adoption of the New Revenue Recognition Standard
Effective January 1, 2019, we adopted FASB Accounting Standards Codification (“ASC”) No. 2014-09 “Revenue from Contracts with Customers,” or ASC 606, using the modified retrospective method. Results for reporting periods beginning after January 1, 2019 are presented in compliance with the new revenue recognition standard ASC 606. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard, ASC 605 “Revenue Recognition,”or ASC 605. In the interest of comparability during the transition year to ASC 606, we present our financial results for the second quarter in accordance with both ASC 606 and ASC 605. Unless stated otherwise, year-over-year growth rates are calculated using financial results under ASC 606 for the current period and financial results under ASC 605 for the corresponding period in the prior year.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting primarily from our take private transaction in early 2016 and the acquisitions of LOGICnow and Samanage. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and Sponsor related costs and restructuring charges and other. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Sponsor Related Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and Sponsor related costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Charges and Other. We provide non-GAAP information that excludes restructuring charges such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and charges related to the separation of employment with executives of the Company. These charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, proforma, which is calculated as if to reflect the conversion of Class A Common Stock and shares issued for accrued dividends and shares issued at our initial public offering as if each occurred at the beginning of each respective period.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring and other charges, acquisition and Sponsor related costs, interest expense, net, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with our acquisition, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure, purchases of property and equipment, acquisition and Sponsor related costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2019 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Dave Hafner Phone: 385.374.7059 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$155,290	$382,620
Accounts receivable, net of allowances of $3,404 and $3,196 as of June 30, 2019 and December 31, 2018, respectively	96,293	100,528
Income tax receivable	732	893
Prepaid and other current assets	27,756	16,267
Total current assets	280,071	500,308
Property and equipment, net	37,921	35,864
Deferred taxes	6,854	6,873
Goodwill	3,990,044	3,683,961
Intangible assets, net	873,144	956,261
Other assets, net	19,328	11,382
Total assets	$5,207,362	$5,194,649
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,492	$9,742
Accrued liabilities and other	49,022	52,055
Accrued interest payable	846	290
Income taxes payable	9,436	15,682
Current portion of deferred revenue	289,203	270,433
Current debt obligation	19,900	19,900
Total current liabilities	379,899	368,102
Long-term liabilities:
Deferred revenue, net of current portion	29,323	25,699
Non-current deferred taxes	128,815	147,144
Other long-term liabilities	136,996	133,532
Long-term debt, net of current portion	1,898,713	1,904,072
Total liabilities	2,573,746	2,578,549
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 306,747,844 and 304,942,415 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	307	305
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	3,027,849	3,011,080
Accumulated other comprehensive income (loss)	10,495	17,043
Accumulated deficit	(405,035)	(412,328)
Total stockholders’ equity	2,633,616	2,616,100
Total liabilities and stockholders’ equity	$5,207,362	$5,194,649

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Subscription	$78,780	$65,238	$150,345	$128,291
Maintenance	110,793	98,767	217,085	195,767
Total recurring revenue	189,573	164,005	367,430	324,058
License	39,175	37,713	77,110	74,573
Total revenue	228,748	201,718	444,540	398,631
Cost of revenue:
Cost of recurring revenue	19,386	17,708	37,545	34,595
Amortization of acquired technologies	43,972	43,967	87,789	88,286
Total cost of revenue	63,358	61,675	125,334	122,881
Gross profit	165,390	140,043	319,206	275,750
Operating expenses:
Sales and marketing	64,813	56,414	125,408	109,096
Research and development	27,705	23,773	52,893	48,526
General and administrative	25,241	21,066	46,977	40,252
Amortization of acquired intangibles	17,301	16,653	33,803	33,781
Total operating expenses	135,060	117,906	259,081	231,655
Operating income	30,330	22,137	60,125	44,095
Other income (expense):
Interest expense, net	(28,177)	(34,387)	(55,559)	(76,476)
Other income (expense), net	(1,078)	(26,327)	219	(74,463)
Total other income (expense)	(29,255)	(60,714)	(55,340)	(150,939)
Income (loss) before income taxes	1,075	(38,577)	4,785	(106,844)
Income tax expense (benefit)	3,194	(11,562)	3,759	(19,919)
Net income (loss)	$(2,119)	$(27,015)	$1,026	$(86,925)
Net income (loss) available to common stockholders	$(2,119)	$(99,193)	$1,014	$(228,938)
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$(0.01)	$(0.97)	$—	$(2.25)
Diluted earnings (loss) per share	$(0.01)	$(0.97)	$—	$(2.25)
Weighted-average shares used to compute net income (loss) available to commons stockholders per share:
Shares used in computation of basic earnings (loss) per share	306,587	102,018	306,122	101,832
Shares used in computation of diluted earnings (loss) per share	306,587	102,018	310,353	101,832

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$(2,119)	$(27,015)	$1,026	$(86,925)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,577	64,399	130,040	129,614
Provision for doubtful accounts	437	730	951	1,165
Stock-based compensation expense	7,367	131	15,085	172
Amortization of debt issuance costs	2,305	2,542	4,591	6,708
Loss on extinguishment of debt	—	—	—	60,590
Deferred taxes	(9,069)	(14,540)	(20,352)	(13,076)
(Gain) loss on foreign currency exchange rates	1,208	26,088	(100)	12,545
Other non-cash expenses (benefits)	273	760	(414)	1,332
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	17,857	788	7,289	158
Income taxes receivable	399	(94)	149	(409)
Prepaid and other assets	(1,846)	2,402	(6,172)	(1,107)
Accounts payable	963	4,705	1,442	920
Accrued liabilities and other	5,789	5,940	(5,009)	3,974
Accrued interest payable	(17)	(324)	556	(10,906)
Income taxes payable	(6,931)	(3,615)	(4,385)	(15,764)
Deferred revenue	(3,319)	6,512	16,735	16,004
Other long-term liabilities	(585)	2,362	220	2,130
Net cash provided by operating activities	78,289	71,771	141,652	107,125
Cash flows from investing activities
Purchases of property and equipment	(4,204)	(6,310)	(8,774)	(9,256)
Purchases of intangible assets	(1,240)	(488)	(2,480)	(1,301)
Acquisitions, net of cash acquired	(349,504)	—	(349,504)	(12,990)
Proceeds from sale of cost method investment and other	1,427	—	1,662	10,715
Net cash used in investing activities	(353,521)	(6,798)	(359,096)	(12,832)
Cash flows from financing activities
Proceeds from issuance of common stock and incentive restricted stock	—	623	—	1,723
Repurchase of common stock and incentive restricted stock	(133)	(7)	(141)	(52)
Exercise of stock options	221	—	257	1
Premium paid on debt extinguishment	—	—	—	(22,725)
Proceeds from credit agreement	35,000	—	35,000	626,950
Repayments of borrowings from credit agreement	(39,975)	(4,975)	(44,950)	(689,950)
Payment of debt issuance costs	—	—	—	(5,561)
Payment for deferred offering costs	—	(1,009)	—	(1,009)
Net cash used in financing activities	(4,887)	(5,368)	(9,834)	(90,623)
Effect of exchange rate changes on cash and cash equivalents	944	(5,046)	(52)	(3,308)
Net increase (decrease) in cash and cash equivalents	(279,175)	54,559	(227,330)	362
Cash and cash equivalents
Beginning of period	434,465	223,519	382,620	277,716
End of period	$155,290	$278,078	$155,290	$278,078

Supplemental disclosure of cash flow information
Cash paid for interest	$26,326	$32,444	$51,749	$81,161
Cash paid for income taxes	$17,832	$5,818	$26,467	$7,857

SolarWinds Corporation
Reconciliation of Financial Results ASC 606 to ASC 605
(Unaudited)

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	As reported (ASC 606)	ASC 606 impact	Without adoption of ASC 606 (ASC 605)	As reported (ASC 606)	ASC 606 impact	Without adoption of ASC 606 (ASC 605)

	(in thousands)
Revenue:
Subscription	$78,780	$230	$79,010	$150,345	$354	$150,699
Maintenance	110,793	244	111,037	217,085	479	217,564
Total recurring revenue	189,573	474	190,047	367,430	833	368,263
License	39,175	(472)	38,703	77,110	(664)	76,446
Total revenue	$228,748	$2	$228,750	$444,540	$169	$444,709

Total operating expenses(1)	135,060	1,191	136,251	259,081	2,591	261,672

Net income (loss)	$(2,119)	$(1,189)	$(3,308)	$1,026	$(2,422)	$(1,396)
_______

(1)
Adjustment represents the impact of the capitalization and amortization of sales commissions related to ASC 606. These adjustments are recorded in the sales and marketing line item in our condensed consolidated statements of operations.

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$78,780	$230	$79,010	$65,238	$150,345	$354	$150,699	$128,291
Impact of purchase accounting	1,819	—	1,819	328	1,819	—	1,819	962
Non-GAAP subscription revenue	80,599	230	80,829	65,566	152,164	354	152,518	129,253
GAAP maintenance revenue	110,793	244	111,037	98,767	217,085	479	217,564	195,767
Impact of purchase accounting	—	—	—	786	—	—	—	1,599
Non-GAAP maintenance revenue	110,793	244	111,037	99,553	217,085	479	217,564	197,366
GAAP total recurring revenue	189,573	474	190,047	164,005	367,430	833	368,263	324,058
Impact of purchase accounting	1,819	—	1,819	1,114	1,819	—	1,819	2,561
Non-GAAP total recurring revenue	191,392	474	191,866	165,119	369,249	833	370,082	326,619
GAAP license revenue	39,175	(472)	38,703	37,713	77,110	(664)	76,446	74,573
Impact of purchase accounting	—	—	—	—	—	—	—	—
Non-GAAP license revenue	39,175	(472)	38,703	37,713	77,110	(664)	76,446	74,573
Total GAAP revenue	$228,748	$2	$228,750	$201,718	$444,540	$169	$444,709	$398,631
Impact of purchase accounting	$1,819	$—	$1,819	$1,114	$1,819	$—	$1,819	$2,561
Total non-GAAP revenue	$230,567	$2	$230,569	$202,832	$446,359	$169	$446,528	$401,192

GAAP cost of revenue	$63,358		$63,358	$61,675	$125,334		$125,334	$122,881
Stock-based compensation expense and related employer-paid payroll taxes	(414)		(414)	(4)	(786)		(786)	(5)
Amortization of acquired technologies	(43,972)		(43,972)	(43,967)	(87,789)		(87,789)	(88,286)
Acquisition and Sponsor related costs	(38)		(38)	(78)	(98)		(98)	(162)
Restructuring costs and other	(8)		(8)	—	(8)		(8)	—
Non-GAAP cost of revenue	$18,926		$18,926	$17,626	$36,653		$36,653	$34,428

GAAP gross profit	$165,390	$2	$165,392	$140,043	$319,206	$169	$319,375	$275,750
Impact of purchase accounting	1,819	—	1,819	1,114	1,819	—	1,819	2,561
Stock-based compensation expense and related employer-paid payroll taxes	414	—	414	4	786	—	786	5
Amortization of acquired technologies	43,972	—	43,972	43,967	87,789	—	87,789	88,286
Acquisition and Sponsor related costs	38	—	38	78	98	—	98	162
Restructuring costs and other	8	—	8	—	8	—	8	—
Non-GAAP gross profit	$211,641	$2	$211,643	$185,206	$409,706	$169	$409,875	$366,764
GAAP gross margin	72.3%		72.3%	69.4%	71.8%		71.8%	69.2%
Non-GAAP gross margin	91.8%		91.8%	91.3%	91.8%		91.8%	91.4%

GAAP sales and marketing expense	$64,813	$1,191	$66,004	$56,414	$125,408	$2,591	$127,999	$109,096
Stock-based compensation expense and related employer-paid payroll taxes	(2,463)	—	(2,463)	(94)	(5,268)	—	(5,268)	(119)
Acquisition and Sponsor related costs	(509)	—	(509)	(656)	(1,229)	—	(1,229)	(1,325)
Restructuring costs and other	(8)	—	(8)	4	(333)	—	(333)	(45)
Non-GAAP sales and marketing expense	$61,833	$1,191	$63,024	$55,668	$118,578	$2,591	$121,169	$107,607

	Three Months Ended June 30,				Six Months Ended June 30,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

GAAP research and development expense	$27,705		$27,705	$23,773	$52,893		$52,893	$48,526
Stock-based compensation expense and related employer-paid payroll taxes	(2,019)		(2,019)	(19)	(3,651)		(3,651)	(27)
Acquisition and Sponsor related costs	(306)		(306)	(593)	(553)		(553)	(1,445)
Restructuring costs and other	(116)		(116)	(95)	(121)		(121)	(201)
Non-GAAP research and development expense	$25,264		$25,264	$23,066	$48,568		$48,568	$46,853

GAAP general and administrative expense	$25,241		$25,241	$21,066	$46,977		$46,977	$40,252
Stock-based compensation expense and related employer-paid payroll taxes	(2,644)		(2,644)	(14)	(5,553)		(5,553)	(21)
Acquisition and Sponsor related costs	(2,646)		(2,646)	(4,232)	(3,877)		(3,877)	(7,815)
Restructuring costs and other	(1,740)		(1,740)	(728)	(1,934)		(1,934)	(967)
Non-GAAP general and administrative expense	$18,211		$18,211	$16,092	$35,613		$35,613	$31,449

GAAP operating expenses	$135,060	$1,191	$136,251	$117,906	$259,081	$2,591	$261,672	$231,655
Stock-based compensation expense and related employer-paid payroll taxes	(7,126)	—	(7,126)	(127)	(14,472)	—	(14,472)	(167)
Amortization of acquired intangibles	(17,301)	—	(17,301)	(16,653)	(33,803)	—	(33,803)	(33,781)
Acquisition and Sponsor related costs	(3,461)	—	(3,461)	(5,481)	(5,659)	—	(5,659)	(10,585)
Restructuring costs and other	(1,864)	—	(1,864)	(819)	(2,388)	—	(2,388)	(1,213)
Non-GAAP operating expenses	$105,308	$1,191	$106,499	$94,826	$202,759	$2,591	$205,350	$185,909

GAAP operating income	$30,330	$(1,189)	$29,141	$22,137	$60,125	$(2,422)	$57,703	$44,095
Impact of purchase accounting	1,819	—	1,819	1,114	1,819	—	1,819	2,561
Stock-based compensation expense and related employer-paid payroll taxes	7,540	—	7,540	131	15,258	—	15,258	172
Amortization of acquired technologies	43,972	—	43,972	43,967	87,789	—	87,789	88,286
Amortization of acquired intangibles	17,301	—	17,301	16,653	33,803	—	33,803	33,781
Acquisition and Sponsor related costs	3,499	—	3,499	5,559	5,757	—	5,757	10,747
Restructuring costs and other	1,872	—	1,872	819	2,396	—	2,396	1,213
Non-GAAP operating income	$106,333	$(1,189)	$105,144	$90,380	$206,947	$(2,422)	$204,525	$180,855
GAAP operating margin	13.3%		12.7%	11.0%	13.5%		13.0%	11.1%
Non-GAAP operating margin	46.1%		45.6%	44.6%	46.4%		45.8%	45.1%

GAAP net income (loss)	$(2,119)	$(1,189)	$(3,308)	$(27,015)	$1,026	$(2,422)	$(1,396)	$(86,925)
Impact of purchase accounting	1,819	—	1,819	1,114	1,819	—	1,819	2,561
Stock-based compensation expense and related employer-paid payroll taxes	7,540	—	7,540	131	15,258	—	15,258	172
Amortization of acquired technologies	43,972	—	43,972	43,967	87,789	—	87,789	88,286
Amortization of acquired intangibles	17,301	—	17,301	16,653	33,803	—	33,803	33,781
Acquisition and Sponsor related costs	3,499	—	3,499	5,559	5,757	—	5,757	10,747
Restructuring costs and other	1,872	—	1,872	819	2,396	—	2,396	1,213
Loss on extinguishment of debt	—	—	—	—	—	—	—	60,590
Tax benefits associated with above adjustments	(13,760)	—	(13,760)	(12,326)	(26,809)	—	(26,809)	(38,492)
Non-GAAP net income	$60,124	$(1,189)	$58,935	$28,902	$121,039	$(2,422)	$118,617	$71,933

	Three Months Ended June 30,				Six Months Ended June 30,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

GAAP diluted earnings (loss) per share	$(0.01)		$(0.01)	$(0.97)	—		$—	$(2.25)
Non-GAAP diluted earnings (loss) per share, pro forma	$0.20		$0.19	$0.09	$0.39		$0.38	$0.24

Weighted-average shares used to compute GAAP diluted earnings (loss) per share	306,587		306,587	102,018	310,353		310,353	101,832
Weighted-average shares used to compute Non-GAAP diluted earnings (loss) per share, pro forma(1)	306,587		306,587	304,830	310,353		310,353	304,644

___________

(1)	For an explanation of the pro forma calculation, please see "Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares" below.

Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(in thousands)
GAAP weighted-average shares used in computing diluted earnings (loss) per share available to common shareholders	306,587	102,018	310,353	101,832

Pro forma dilutive shares:
Weighted-average pro forma adjustment to reflect conversion of redeemed convertible Class A Common Stock and shares issued for accrued dividends(1)	—	177,812	—	177,812
Shares issued at offering(2)	—	25,000	—	25,000
Non-GAAP weighted-average shares used in computing diluted earnings (loss) per share, pro forma	306,587	304,830	310,353	304,644
_____________

(1)
Adjustment to give effect to the conversion of 2,661,015 shares of Class A Common Stock that were outstanding immediately prior to the closing of the initial public offering into 140,053,370 shares of common stock and the conversion of $717.4 million of accrued and unpaid dividends on the Class A Common Stock into 37,758,109 shares of common stock equal to the result of the accrued and unpaid dividends on each share of Class A Common Stock, divided by $19.00 per share, as if the shares had been issued at the beginning of the period.

(2)	Adjustment to give effect to 25.0 million shares issued in connection with the initial public offering retroactively applied as if the shares had been issued at the beginning of the period.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands)
Net income (loss)	$(2,119)	$(1,189)	$(3,308)	$(27,015)	$1,026	$(2,422)	$(1,396)	$(86,925)
Amortization and depreciation	65,577	—	65,577	64,399	130,040	—	130,040	129,614
Income tax expense (benefit)	3,194	—	3,194	(11,562)	3,759	—	3,759	(19,919)
Interest expense, net	28,177	—	28,177	34,387	55,559	—	55,559	76,476
Impact of purchase accounting on total revenue	1,819	—	1,819	1,114	1,819	—	1,819	2,561
Unrealized foreign currency (gains) losses(1)	1,208	—	1,208	26,088	(100)	—	(100)	13,502
Acquisition and Sponsor related costs	3,499	—	3,499	5,559	5,757	—	5,757	10,747
Debt related costs(2)	95	—	95	144	196	—	196	61,733
Stock-based compensation expense and related employer-paid payroll taxes	7,540	—	7,540	131	15,258	—	15,258	172
Restructuring costs and other	1,872	—	1,872	819	2,396	—	2,396	1,213
Adjusted EBITDA	$110,862	$(1,189)	$109,673	$94,064	$215,710	$(2,422)	$213,288	$189,174
Adjusted EBITDA margin	48.1%		47.6%	46.4%	48.3%		47.8%	47.2%
_______________

(1)
Unrealized foreign currency (gains) losses primarily relate to the remeasurement of our intercompany loans and to a lesser extent, unrealized foreign currency (gains) losses on selected assets and liabilities.

(2)	Debt related costs include fees related to our credit agreements, debt refinancing costs and the related write-off of debt issuance costs.

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Growth Rate	2019	2018	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$78,780	$65,238	20.8%	$150,345	$128,291	17.2%
Impact of purchase accounting	1,819	328	2.1	1,819	962	0.5
Non-GAAP subscription revenue	80,599	65,566	22.9	152,164	129,253	17.7
Estimated foreign currency impact(1)	1,931	—	2.9	4,546	—	3.5
Non-GAAP subscription revenue on a constant currency basis	$82,530	$65,566	25.9%	$156,710	$129,253	21.2%

GAAP maintenance revenue	$110,793	$98,767	12.2%	$217,085	$195,767	10.9%
Impact of purchase accounting	—	786	(0.9)	—	1,599	(0.9)
Non-GAAP maintenance revenue	110,793	99,553	11.3	217,085	197,366	10.0
Estimated foreign currency impact(1)	1,112	—	1.1	2,532	—	1.3
Non-GAAP maintenance revenue on a constant currency basis	$111,905	$99,553	12.4%	$219,617	$197,366	11.3%

GAAP total recurring revenue	$189,573	$164,005	15.6%	$367,430	$324,058	13.4%
Impact of purchase accounting	1,819	1,114	0.3	1,819	2,561	(0.3)
Non-GAAP total recurring revenue	191,392	165,119	15.9	369,249	326,619	13.1
Estimated foreign currency impact(1)	3,043	—	1.8	7,078	—	2.2
Non-GAAP total recurring revenue on a constant currency basis	$194,435	$165,119	17.8%	$376,327	$326,619	15.2%

GAAP license revenue	$39,175	$37,713	3.9%	$77,110	$74,573	3.4%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	39,175	37,713	3.9	77,110	74,573	3.4
Estimated foreign currency impact(1)	483	—	1.3	1,061	—	1.4
Non-GAAP license revenue on a constant currency basis	$39,658	$37,713	5.2%	$78,171	$74,573	4.8%

Total GAAP revenue	$228,748	$201,718	13.4%	$444,540	$398,631	11.5%
Impact of purchase accounting	1,819	1,114	0.3	1,819	2,561	(0.2)
Non-GAAP total revenue	230,567	202,832	13.7	446,359	401,192	11.3
Estimated foreign currency impact(1)	3,526	—	1.7	8,139	—	2.0
Non-GAAP total revenue on a constant currency basis	$234,093	$202,832	15.4%	$454,498	$401,192	13.3%
________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2019.

Reconciliation of 2019 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended June 30, 2019

(in thousands)
Total non-GAAP revenue	$230,567
Estimated foreign currency impact(2)	368
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$230,935
________

(2)
Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended June 30, 2019 actual non-GAAP results and the rates assumed in our previously issued outlook dated April 24, 2019.

Reconciliation of Non-GAAP Revenue Outlook

	Full Year 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$938	$950	12%	14%
Estimated foreign currency impact	10	10	1	1
Non-GAAP total revenue on a constant currency basis(1)	$948	$960	13%	15%

	Q3 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$241.5	$246	13%	15%
Estimated foreign currency impact	1.5	2	1	1
Non-GAAP total revenue on a constant currency basis(1)	$243	$248	14%	16%

	Full Year 2019(2)		Q3 2019(2)
	Low	High	Low	High

Non-GAAP subscription revenue growth	23%	24%	25%	27%
Estimated foreign currency impact	1	2	—	1
Non-GAAP subscription revenue growth on a constant currency basis(1)	24%	26%	25%	28%

Non-GAAP license and maintenance revenue growth	7%	9%	7%	9%
Estimated foreign currency impact	1	1	2	1
Non-GAAP license and maintenance revenue growth on a constant currency basis(1)	8%	10%	9%	10%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(in thousands)
Net cash provided by operating activities	$78,289	$71,771	$141,652	$107,125
Capital expenditures(1)	(5,444)	(6,798)	(11,254)	(10,557)
Free cash flow	72,845	64,973	130,398	96,568
Cash paid for interest and other debt related items	25,984	32,313	50,608	81,817
Cash paid for acquisition and Sponsor related costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items	6,234	6,487	10,620	13,058
Unlevered free cash flow (excluding forfeited tax shield)	105,063	103,773	191,626	191,443
Forfeited tax shield related to interest payments(2)	(5,923)	(7,300)	(11,644)	(18,261)
Unlevered free cash flow	$99,140	$96,473	$179,982	$173,182
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)	Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and six months ended June 30, 2019 and 2018.